EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of  NeoGenomics,  Inc. (the "Company")
on Form 10-QSB for the three months ended  September  30, 2005 as filed with the
Securities  and  Exchange  Commission  on the date  hereof (the  "Report"),  the undersigned,  in the  capacities  and  on  the  dates  indicated  below,  hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

     1. The Report fully  complies  with the  requirements  of Section  13(a) or
15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

                Date:   November 1, 2005      /s/ Robert P. Gasparini
                                              Robert P. Gasparini
                                              President and
                                              Principal Executive Officer

                Date:   November 1, 2005      /s/ Steven C. Jones
                                              Steven C. Jones
                                              Acting Principal Financial Officer

        A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange
Commission or its staff upon request.